PRESS RELEASE
Exhibit 99.1
Aadi Bioscience Announces Financial Results for the First Quarter 2024 and Provides Corporate Update
Fully enrolled registration-intended PRECISION1 trial; two-thirds interim analysis planned for Q3 2024
FYARRO® sales of $5.4 million for Q1 2024, reflects distributor ordering patterns and fewer commercial patient initiations at the start of the year
Conference call to be held today at 8:30 am EDT
LOS ANGELES, CA, May 8, 2024 – Aadi Bioscience, Inc. (NASDAQ: AADI), a commercial-stage, precision oncology company focused on developing and commercializing therapies for cancers with alterations in the mTOR pathway, today announced financial results for the first quarter ended March 31, 2024, and highlighted recent corporate progress.
“I’m pleased to announce that PRECISION1 is now fully enrolled across a broad array of tumor types and our promising development plan continues to gain momentum. We look forward to providing the two-thirds interim analysis in the third quarter, and full results in early 2025. Additionally, the recently initiated Phase 2 trials in EEC and NETs are enrolling well, and we anticipate initial data from these later this year,” said Dave Lennon, President and CEO of Aadi Bioscience. “On the commercial side, FYARRO continues to perform well and has cemented its position as the preferred treatment for malignant PEComa after just two years on the market. The impacts to sales in the first quarter are well-understood events and we expect to return to sales growth in Q2.”
Recent Operational Highlights
•FYARRO net product sales were $5.4 million in the first quarter of 2024. This decrease of 8.8% from the prior year period reflects impacts from distributor ordering patterns and fewer new patient initiations than the historical average, which we anticipate will correct in subsequent quarters.
•Registration-intended PRECISION1 trial is now fully enrolled. PRECISION1 is exploring nab-sirolimus in solid tumors with TSC1 or TSC2 inactivating alterations. The two-thirds interim analysis is expected in Q3 2024, and study completion is expected by year-end.
•Enrollment into two Phase 2 trials ongoing. These tumor specific trials are investigating the potential of nab-sirolimus for difficult-to-treat mTOR-driven cancers: advanced or recurrent endometrioid-type endometrial cancer (EEC) in combination with letrozole, and neuroendocrine tumors (NETs).
•At Aadi’s request, Mirati/Bristol Myers Squibb and Aadi mutually agreed to terminate their collaboration and clinical supply agreement. Aadi is prioritizing investment in its Phase 2 trials in EEC and NETs. The Phase 1/2 trial with Mirati/Bristol Myers Squibb evaluated the combination of nab-sirolimus + adagrasib in non-small cell lung cancer with a KRASG12C mutation.
First Quarter 2024 Financial Results
•Cash, cash equivalents and short-term investments as of March 31, 2024, were $88.3 million as compared to $108.8 million as of December 31, 2023, which is expected to fund operations into Q4 2025 based on current plans.
•Total revenue for the quarter ended March 31, 2024, was $5.4 million, resulting from sales of FYARRO.
•Net loss for the three months ended March 31, 2024, was $18.3 million as compared to $15.2 million for the three months ended March 31, 2023.
Conference Call Information

The Aadi management team is hosting a conference call and webcast today at 8:30 am EDT (5:30 am PDT) to provide a corporate update and discuss results for the first quarter 2024.
Participants may access a live webcast of the call on the “Investors & News” page of the Aadi Bioscience website at aadibio.com. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the conference call and webcast will be archived on the Company's website for at least 30 days.
About Aadi Bioscience
Aadi is a commercial-stage precision oncology company focused on the development and commercialization of therapies for cancers with alterations in the mTOR pathway, a key regulator of cell growth and cancer progression. To unlock the full potential of mTOR inhibition, Aadi uniquely combines nanoparticle albumin-bound (nab) technology with the potent mTOR inhibitor, sirolimus. Aadi received FDA approval and commercializes FYARRO® for the treatment of adult patients with locally advanced unresectable or metastatic malignant perivascular epithelioid cell tumor (PEComa).
Aadi is exploring nab-sirolimus in PRECISION1, a Phase 2 tumor-agnostic registration-intended trial in mTOR inhibitor-naïve malignant solid tumors harboring TSC1 or TSC2 inactivating alterations. Aadi is also exploring nab-sirolimus in two tumor specific Phase 2 trials for difficult-to-treat mTOR-driven cancers: neuroendocrine tumors (NETs), and advanced or recurrent endometrioid-type endometrial cancer (EEC) in combination with letrozole. More information on the Company's development pipeline is available on the Aadi website at www.aadibio.com and connect with us on Twitter and LinkedIn.
Forward-Looking Statements
This press release contains certain forward-looking statements regarding the business of Aadi Bioscience that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company's current beliefs and expectations and may include, but are not limited to, statements relating to: the Company’s cash runway extending into the fourth quarter of 2025; the anticipated timing of commencement, enrollment, data releases and completion of the Company's clinical trials, including the expected PRECISION 1 two-thirds interim analysis in Q3 2024 and full results in early 2025 and Phase 2 trials in EEC and NETs later in 2024; the Company's anticipated growth and continued advancements, including in potential additional indications; expectations regarding the beneficial characteristics, safety, efficacy, therapeutic effects and the size of the potential targeted markets with respect to FYARRO, including in NETs and EEC; plans and potential for success relating to commercializing FYARRO; and the sufficiency of the Company's existing capital resources and the expected timeframe to fund the Company's future operating expenses and capital expenditure requirements. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, uncertainties associated with the clinical development and regulatory approval of FYARRO in additional indications, including potential delays in the commencement, enrollment and completion of clinical trials for additional indications; risks associated with the ability to successfully commercialize FYARRO; failure to demonstrate the efficacy of FYARRO in clinical trials for additional indications; the risk that unforeseen adverse reactions or side effects may occur in the course of commercializing, developing and testing FYARRO; and risks related to the Company's estimates regarding future expenses, capital requirements and need for additional financing.
Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including under the caption "Item 1A. Risk Factors," and in Aadi's subsequent Quarterly Reports on Form 10-Q, and elsewhere in Aadi's reports and other documents that Aadi has filed, or will file, with the SEC from time to time and available at www.sec.gov.
All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Aadi undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Contact:
IR@aadibio.com

AADI BIOSCIENCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$53,780	$62,888
Short-term investments	34,491	45,957
Accounts receivable, net	4,933	5,488
Inventory	5,936	6,427
Prepaid expenses and other current assets	3,433	3,826
Total current assets	102,573	124,586
Property and equipment, net	5,686	4,802
Operating lease right-of-use assets	1,077	1,169
Other assets	1,737	1,866
Total assets	$111,073	$132,423

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,095	$5,898
Accrued liabilities	10,598	14,306
Operating lease liabilities, current portion	425	434
Due to licensor payable	5,757	5,757
Total current liabilities	19,875	26,395
Operating lease liabilities, net of current portion	738	833
Total liabilities	20,613	27,228
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	377,718	374,129
Accumulated other comprehensive (loss) income	(8)	27
Accumulated deficit	(287,252)	(268,963)
Total stockholders’ equity	90,460	105,195
Total liabilities and stockholders’ equity	$111,073	132,423

AADI BIOSCIENCE, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except shares and earnings per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023

Revenue
Product sales, net	$5,353	$5,867
Total revenue	5,353	5,867
Operating expenses
Selling, general and administrative	10,620	11,207
Research and development	13,593	10,956
Cost of goods sold	652	529
Total operating expenses	24,865	22,692
Loss from operations	(19,512)	(16,825)
Other income (expense)
Foreign exchange loss	(1)	—
Interest income	1,282	1,660
Interest expense	(58)	(58)
Total other income (expense), net	1,223	1,602
Net loss	$(18,289)	$(15,223)
Net loss per share, basic and diluted	$(0.68)	$(0.57)
Weighted average number of common shares outstanding, basic and diluted	26,980,698	26,862,646